Exhibit 10.1
UNIVERSITY STATION

SECOND AMENDMENT TO LEASE
(SI-BONE INC.)
THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of July 18, 2024, by and between BIXBY SPE FINANCE 11, LLC, a Delaware limited liability company (“Landlord”), and SI-BONE INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Office Lease Agreement (the “Original Lease”) dated as of February 2, 2018, as amended by that certain First Amendment to Lease (the “First Amendment”) dated as of April 16, 2018 (collectively, as amended, the “Lease”), with respect to certain Premises within that certain Building located at 471 El Camino Real, Santa Clara, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.
B.    Pursuant to the Lease, Tenant leases from Landlord the Premises designated as Suite 101, consisting of approximately 21,848 rentable square feet located on the first (1st) floor of the Building, as more particularly described in the Lease.
C.    Landlord (as Owner) and Tenant (as Licensee) are parties to that certain Telecommunications License Agreement dated October 23, 2019 (the “License Agreement”). Pursuant to the License Agreement, Tenant has the License to use the License Space and the Approved Facilities at the Building for the Permitted Use thereunder (as such terms are defined in the License Agreement).
D.    Landlord and Tenant desire to amend the Lease to extend the initial Term of the Lease, and to modify other provisions of the Lease, as more particularly described herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is hereby amended as follows:
1.Extension of the Term. It is hereby confirmed and agreed that the Term of the Lease is currently scheduled to expire pursuant to the terms of the Lease on May 31, 2025. Effective as of the date hereof, the Term is hereby extended (the “Extended Term”) for an additional period of fourteen (14) months, commencing June 1, 2025 (the “Extension Date”), and expiring July 31, 2026 (the “Expiration Date”). From and after the date hereof, all references to the “Term” in the Lease and this Amendment shall be deemed references to the Term of the Lease, as extended by this Amendment, and all references to the “Expiration Date” in the Lease and this Amendment shall be deemed references to the Expiration Date, as defined herein (July 31, 2026).
2.Condition and Use of Premises. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises. Tenant confirms that (a) it has accepted the Premises and will continue to occupy such space “AS-IS”, (b) the Premises are suited for the use intended by Tenant, and (c) the Premises are in good and satisfactory condition.
3.Base Rent. In addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Base Rent pursuant to the terms of the Lease, as amended.
a.Base Rent From and After Extension Date. From and after the Extension Date, and continuing through to and including the Expiration Date hereunder, Tenant shall pay Base Rent in the amount of $43,696.00 per month (calculated at the rate of $2.00 per rentable square foot of the Premises per month).

b.Rent Abatement. Notwithstanding anything to the contrary contained in the Lease and provided that no Default by Tenant occurs under the Lease and continues to exist beyond the expiration of any applicable notice and cure periods under the Lease, Landlord hereby agrees that Tenant shall not be required to pay monthly Base Rent for the first (1st) three (3) months from and after the Extension Date (the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. In the event of a Default by Tenant under the terms of the Lease that results in termination of the Lease in accordance with the provisions of Section 19 (Events of Default) of the Original Lease, then as a part of the recovery set forth in Section 20 (Remedies) of the Original Lease, Landlord shall be entitled to the recovery of the monthly Base Rent that was abated under the provisions of this Section 3.b (Rent Abatement).
4.Operating Expenses and Taxes. In addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Tenant’s Share of Operating Expenses and Taxes pursuant to the terms of the Lease, as amended.
5.Security Deposit. Landlord is currently holding a Security Deposit in the amount of $199,570.56 under the Lease (the “Security Deposit”). The Security Deposit shall be held pursuant to the terms of Section 5 (Security Deposit) of the Original Lease, through the date Tenant has satisfied all of its obligations of the Lease, as amended.
6.Holding Over. The holdover rent referenced in Section 23 (Holding Over) of the Original Lease is hereby amended to be an amount (on a per month basis without reduction for partial months during the holdover) equal to three hundred percent (300%) of the sum of the Base Rent due for the period immediately preceding the holdover.
7.Additional Lease Modifications. The following Lease provisions are hereby deleted and shall be of no further force or effect:
•Rider No. 1 (Extension Option Rider) attached to the Original Lease

•Rider No. 2 (Fair Market Rental Rate) attached to the Original Lease

•References in Rider No. 3 (Options in General) attached to the Original Lease to the Extension Option and Rider No. 1

8.Brokers. Tenant represents and warrants to Landlord that, other than JLL (Conor Flannery), it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.
9.Continuing Effectiveness. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. Tenant hereby confirms that no default exists under the Lease.
10.Counterparts; Electronic Delivery/Signatures. This Amendment may be executed in one (1) or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties may exchange electronic counterpart signatures by electronic transmission and the same shall constitute execution and delivery of this Amendment with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Amendment in Landlord's possession shall control.

11.Execution by Both Parties. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant has occurred, and Landlord’s lender holding a lien with respect to the Building has approved this Amendment and the terms and conditions hereof.
12.Authorization. The individuals signing on behalf of Tenant each hereby represents and warrants that such individuals have the capacity set forth on the signature pages hereof and have full power and authority to bind Tenant to the terms hereof.
13.Confidentiality. The terms of Section 28.11 (Confidentiality) of the Original Lease shall continue to apply to the terms of the Lease, as amended hereby.
14.Required Accessibility Disclosure. The terms of Section 9 (Required Accessibility Disclosure) of the First Amendment shall continue to apply to the terms of the Lease, as amended hereby.

[LANDLORD’S SIGNATURE ON PAGE S-1 AND TENANT’S SIGNATURE ON PAGE S-2]

    IN WITNESS WHEREOF, Landlord has executed this Amendment as of the day and year first above written.
LANDLORD:
BIXBY SPE FINANCE 11, LLC,
a Delaware limited liability company
By:    Bixby SPE Finance, LLC,
    a Delaware limited liability company
    its sole Member and Manager
    By:     Bixby Land Company,
        a California corporation
        its sole Member and Manager
        By:     /s/ William Delaney
        Name:     William Delaney
        Title: Vice President of Operations

        By:     /s/ Matt Ela
        Name:     Matt Ela
        Title:     Chief Operating Officer

[TENANT’S SIGNATURE ON FOLLOWING PAGE S-2]

    IN WITNESS WHEREOF, Tenant has executed this Amendment as of the day and year first above written.
TENANT:
SI-BONE INC.,
a Delaware corporation
By:     /s/ Laura Francis
Name:     Laura Francis
Title:     CEO
By:     /s/ Michael Pisetsky
Name:     Michael Pisetsky
Title:     Chief Business & Legal Affairs Officer
and Corporate Secretary